UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2009

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2009, the Board of Directors of Tetra Tech, Inc. (the “Registrant”) adopted revised Bylaws, as Amended and Restated on April 24, 2009 (the “Bylaws”).   The amendments were effective upon adoption by the Board.  Among the key changes to Registrant’s Bylaws are the following amendments:

•                  Advance notice of nominations and stockholder proposals.  The new Bylaws contain more detailed requirements relating to advance notice of stockholder nominations and proposals, including mandating that the required notice provide information regarding the reasons for, and material interest in, the proposal; the proponents’ derivative, hedging and other complex transactions; borrowing of shares, agreements, understandings and other arrangements regarding the proposal or nomination; as well as information about controlling persons and those acting in concert.  Additional information is also required for stockholder nominees for director, including the requirement that the nominee provide a completed questionnaire and make various representations.  The provisions are generally applicable in the context of annual or special meetings.

•                  Special meetings called by stockholders.  The new Bylaws provide that a special meeting shall be called upon the written request of stockholders owning 20% of the outstanding shares if such written request is in compliance with the procedures set forth in the Bylaws.

•                  Majority vote in the election of directors.  The new Bylaws provide that each director must be elected by the vote of the holders of a majority of the votes cast for the election of directors.  This means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director.  However, if the number of nominees exceeds the number of directors to be elected, then the directors shall be elected by the holders of a plurality of the votes cast.  Under plurality voting, nominees receiving the most votes, up to the full number of seats open, are elected — even if such nominees do not receive a majority of votes cast in their favor.

•                  Chairman/CEO/Presiding Director.  The new Bylaws designate the CEO as a corporate officer, designate the chairman and presiding director as board (not corporate officer) positions and describe the responsibilities of these offices and the responsibilities of the chairman and presiding director as they relate to the board of directors generally.

•                  Board Committees.  The new Bylaws liberalize the procedures for creating committees, increase the powers that may be delegated to committees and allow the formation of one-person committees.

•                  Electronic communications.  A number of provisions throughout the new Bylaws permit the use of electronic communications.

•                  Updates in compliance with the Delaware General Corporation Law (DGCL).  The new Bylaws update various provisions of the prior bylaws in compliance with the DGCL.  They also revise several provisions, such as organization of Board and stockholder meetings, adjournments of stockholder meetings, actions by written consent of the stockholders, Board committee meetings, director resignations and removal, delegation of authority by the Board, officer resignations, loans to officers, execution of certain securities and joint owners of stock.

The foregoing description of Registrant’s new Bylaws is qualified in its entirety by reference to its Bylaws, as amended and restated on April 24, 2009, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

3.1                                 Bylaws of Tetra Tech, Inc., as Amended and Restated on April 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	April 28, 2009	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer